UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 28, 2010

PATHFINDER BANCORP, INC.

(Exact name of Registrant as specified in its charter)

Commission File Number: 000-23601

Federal	16-1540137
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

214 West First Street, Oswego, NY 13126

(Address of Principal Executive Office) (Zip Code)

(315) 343-0057

(Issuer's Telephone Number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b))
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
	Pre-commencement communications pursuant to Rule 13e-4c under the Exchange Act (17 CFR 240.13e-4c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

The 2010 Annual Meeting of Shareholders  of Pathfinder Bancorp, Inc. was held on April 28, 2010.  At the 2010 Annual Meeting, shareholders approved all of the proposals which included (i) the election of three directors for terms of three years and until their successors have been elected and qualified; (ii) the approval of the Pathfinder Bancorp, Inc. 2010 Stock Option Plan; (iii) the Advisory (Non-Binding) Vote on Executive Compensation, and (iv) the ratification of the appointment of ParenteBeard LLC, as the independent registered public accounting firm for the year ending December 31, 2010.

The following table reflects the tabulation of votes with respect to the election of directors at the 2010 Annual Meeting:

	Number of Votes
Nominee	For	Withheld
Steven W. Thomas	2,116,210	67,050
Corte J. Spencer	2,107,254	76,006
Janette Resnick	2,113,438	69,822

The following table reflects the tabulation of votes with respect to the approval of the Pathfinder Bancorp, Inc.  2010 Stock Option Plan.  This vote was counted both with and without considering the votes of Pathfinder Bancorp, MHC, the majority shareholder.

	Number of Votes
	For	Against	Abstain
Number of votes including Pathfinder Bancorp, MHC Shares	2,102,006	79,801	1,453

Number of votes excluding Pathfinder Bancorp, MHC Shares	518,767	79,801	1,453

The following table reflects the tabulation of votes with respect to the approval of the Advisory (Non-Binding) Vote on Executive Compensation:

Number of Votes
For	Against	Abstain

2,355,054	122,522	3,103

The following table reflects the tabulation of votes with respect to the approval of the ratification of ParenteBeard LLC, as our independent registered public accounting firm for the year ending December 31, 2010:

Number of Votes
For	Against	Abstain

2,467,834	10,898	1,947

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PATHFINDER BANCORP, INC.

Date: April 28, 2010	By: /s/ Thomas W. Schneider
Thomas W. Schneider
President and Chief Executive Officer